EXHIBIT 5.01

[On the letterhead of Allen & Gledhill LLP]

Flextronics International Ltd.

2 Changi South Lane

Singapore 486123

5 October 2015

Dear Sirs

Registration Statement on Form S-8 of Flextronics International Ltd. (“Flextronics”)

1.                              (a)                                         At your request, we have examined the Registration Statement on Form S-8 (excluding all Exhibits thereto) (the “Registration Statement”) to be filed by Flextronics with the United States Securities and Exchange Commission on or about 7 October 2015, in connection with the registration under the Securities Act of 1933, as amended, of up to 5,636,306 ordinary shares in the capital of Flextronics (the “Registration Shares”) subject to issuance by Flextronics upon:

(i)                                     the valid exercise of subscription rights represented by outstanding share options deemed to have been granted by Flextronics (the “Assumed Options”); and

(ii)                                  the vesting of outstanding restricted share units deemed to have been granted by Flextronics (the “Assumed RSUs”)

(the Assumed Options and the Assumed RSUs to be collectively defined as the “Assumed Equity Awards”), under the NEXTracker Inc. Amended and Restated 2014 Equity Incentive Plan (the “NEXTracker 2014 Plan”).

(b)                                 The Assumed Equity Awards are deemed to have been granted by Flextronics upon:

(i)                                     the assumption by Flextronics at the Effective Time (as defined in the Agreement (defined below)) of:

(1)                             certain outstanding options granted by NEXTracker Inc. (the “NEXTracker Options”), a company organised under the laws of the State of Delaware in the United States of America (“NEXTracker”); and

(2)                             certain outstanding restricted share units granted by NEXTracker (“NEXTracker RSUs”),

under the NEXTracker 2014 Plan prior to the Effective Time; and

(ii)                                  the conversion of such (1) NEXTracker Options into options to purchase ordinary shares in the capital of Flextronics (“Flextronics Shares”), and (2) NEXTracker RSUs into an award of restricted share units in respect of underlying Flextronics Shares, in connection with Section 1.6(b) and Section 1.6(c) respectively of the Agreement and Plan of Merger, made and entered into as of 2 September 2015 (the “Agreement”), by and among (1) Flextronics International USA, Inc. (“Flextronics USA”), a corporation incorporated under the laws of the State of California in the United States of America, (2) Hunter Acquisition Corp., a corporation incorporated under the laws of the State of Delaware in the United States of America and a wholly-owned subsidiary of Flextronics USA, (3) Fortis Advisors LLC, a limited liability company incorporated under the laws of the State of Delaware in the United States of America, and (4) NEXTracker.

This opinion is being rendered solely to you in connection with the filing of the Registration Statement. Terms defined and references construed in the Agreement have the same meaning and construction in this opinion unless otherwise defined herein.

2.                                For the purpose of rendering this opinion, we have examined:-

(a)                                         an executed copy of the Agreement in PDF format (excluding all exhibits and schedules to the Agreement) as provided to us by electronic mail on 23 September 2015;

(b)                                         in relation to Flextronics, a copy of each of its Memorandum and Articles of Association, its Certificate of Incorporation of Private Company, its Certificate of Incorporation on Conversion to a Public Company and its Certificate of Incorporation on Change of Name of Company;

(c)                                          the proceedings taken by Flextronics in assuming the NEXTracker Options and the NEXTracker RSUs in connection with Section 1.6(b) and Section 1.6(c) of the Agreement;

(d)                                         a copy of the resolutions of the shareholders of Flextronics passed at the Annual General Meeting of Flextronics held on 20 August 2015 (the “Shareholders Resolutions”);

(e)                                          a copy of the circulating resolutions in writing of the Board of Directors of Flextronics passed on 1 October 2015 (the “Board Resolutions”) approving the assumption of the Assumed Equity Awards and authorising the procedures for the allotment and issuance of ordinary shares in the capital of Flextronics arising from the exercise of vested Assumed Options and vesting of Assumed RSUs (the “Allotment Procedures”); and

(f)                                           such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

3.                                We have assumed for the purpose of rendering this opinion:-

(a)                                       that the Agreement is within the capacity and powers of, and has been validly authorised by, each party thereto and has been validly executed in the form examined by us for the purpose of rendering this opinion, duly and properly completed, and delivered by or on behalf of each such party thereto;

(b)                                       the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies or other specimen documents submitted to us;

(c)                                        the correctness of all facts stated in the Agreement;

(d)                                       that copies of Flextronics’ Memorandum and Articles of Association, Certificate of Incorporation of Private Company, Certificate of Incorporation on Conversion to a Public Company and its Certificate of Incorporation on Change of Name of Company submitted to us for examination are true, complete and up-to-date copies;

(e)                                        that each of the Shareholders Resolutions and the Board Resolutions is true, complete and up-to-date and such resolutions have not been rescinded or modified and all authorisations and approvals conferred thereby remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of those resolutions;

(f)                                         that all relevant documents have been provided to us by the officers of Flextronics for inspection for purposes of this opinion;

(g)                                        that there are no provisions of the laws of any jurisdiction other than Singapore which would be contravened by the execution or delivery of the Agreement and that, in so far as any obligation expressed to be incurred or performed under the Agreement is to be performed in, or is otherwise subject to the laws of, any jurisdiction other than Singapore, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(h)                                       that the choice of the laws of the State of Delaware in the United States of America, as the governing law of the Agreement has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the United States federal or state courts in the State of Delaware in the United States of America, as a matter of the laws of the State of Delaware in the United States of America, and all other relevant laws except the laws of Singapore;

(i)                                           that all consents, approvals, authorisations, licences, exemptions, or orders required from any governmental or other regulatory authorities outside Singapore and all other requirements outside Singapore for the legality, validity and enforceability of the Agreement have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

(j)                                          no further grants of share options or restricted share units will be made after the Effective Time; and

(k)                                       that Flextronics is solvent at the relevant time of issuance of any of the Registration Shares pursuant to the exercise of any such Assumed Options, or as the case may be, the vesting of the Assumed RSUs.

4.                                      Based upon and subject to the foregoing, and subject to any matters not disclosed to us, we are of the opinion that the Registration Shares to be allotted and issued by Flextronics:

(a)                                 upon the (i) exercise of the subscription rights represented by outstanding Assumed Options deemed to have been granted under the NEXTracker 2014 Plan in accordance with the terms of such Assumed Options, against full payment of the applicable exercise price, and (ii) vesting of the Assumed RSUs deemed to have been granted under the NEXTracker 2014 Plan in accordance with the terms of such Assumed RSUs, and in each case, pursuant to the Allotment Procedures; and

(b)                                 when represented by share certificates issued by Flextronics in respect of such Assumed Equity Awards,

will be duly authorised by Flextronics for issuance and subscription and will be legally issued, fully-paid and non-assessable.

5.                                      For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Registration Shares to be issued means under Singapore law that holders of such Registration Shares, having fully paid up all amounts due on such Registration Shares as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of Flextronics in their capacities purely as holders of such Registration Shares.

6.                                      We consent to the use and filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement.

Yours faithfully

/s/ Allen & Gledhill LLP

Allen & Gledhill LLP